UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 19, 2019

BEYOND MEAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

119 Standard Street
El Segundo, California 90245
(Address of principal executive offices, including zip code)
(866) 756-4112
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).                       Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 19, 2019, Beyond Meat, Inc. (the “Company”) issued a press release announcing that Sanjay Shah, age 51, has been named Chief Operating Officer of the Company effective September 18, 2019. Prior to joining the Company, Mr. Shah served as Senior Vice President of Energy Operations at Tesla, Inc. from May 2018 to September 2019. From January 2011 to May 2018, Mr. Shah worked for Amazon.com, Inc. serving in roles with increasing levels of responsibility, including as regional director for various regions from January 2011 to July 2015 and as Vice President of North American Fulfillment Centers from July 2015 to May 2018; from September 2009 to January 2011, Mr. Shah served as Managing Director, Southeast Asia for MFG.com, which provides online marketplace services; and from December 2000 to August 2009, he served as an Executive Director for Dell Inc.
Pursuant to an offer letter, Mr. Shah will receive an annual base salary of $440,000 and will have the opportunity to earn an annual bonus, which for 2019 has a target amount of 50% of his 2019 base salary, pro-rated based on the number of days he is employed by the Company in 2019. In addition, Mr. Shah will receive a sign-on bonus equal to $450,000, provided he must repay the full amount of the sign-on bonus if for any reason his employment terminates within one year of his start date with the Company. Subject to the approval of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), Mr. Shah will also receive a sign-on equity award under the Company’s 2018 Equity Incentive Plan (the “Plan”) in the form of fully vested shares of the Company’s common stock on the first anniversary of his start date and on each quarterly anniversary thereafter through the second anniversary of his start date, in the following amounts: (i) total shares equal to $3,500,000 divided by the average closing price (as defined in the offer letter) on the first anniversary of his start date, and (ii) total shares equal to $875,000 divided by the average closing price on each quarterly anniversary thereafter, in each case, rounded up to the nearest whole number of shares.
In addition, subject to the approval of the Compensation Committee, Mr. Shah will be granted an option under the Plan to purchase shares of the Company’s common stock equal to $3,500,000 divided by the average closing price, then multiplied by 2 and rounded up to the nearest whole number of shares.

The exercise price per share will be no less than the per share fair market value of the Company’s common stock on the grant effective date. The shares subject to the option will vest over two years as follows: 1/24th of the total number of shares will vest and become exercisable on the 25th monthly anniversary of Mr. Shah’s start date and 1/24th of the total number of shares will vest and become exercisable on each monthly anniversary thereafter, subject to his continuous service through each vesting date.
In addition, subject to the approval of the Compensation Committee, Mr. Shah will receive a restricted stock unit award covering shares of the Company’s common stock equal to $3,500,000 divided by the average closing price, rounded up to the nearest whole number of shares (the “RSUs”). The RSUs will vest over two years as follows: 1/16th of the RSUs will vest on the 27-month anniversary of Mr. Shah’s start date and 1/16th of the RSUs will vest in quarterly installments thereafter, subject to his continuous service through each vesting date.
If Mr. Shah is terminated by the Company without cause during his first year of employment with the Company, subject to his execution of a release of claims and compliance with certain other conditions, he will receive severance equal to 6 months of his annual base salary, a pro-rated portion of his target annual bonus and, subject to the approval of the Compensation Committee, fully vested shares of the Company’s common stock pursuant to the Plan equal to $3,500,000 divided by the average closing price, then multiplied by a ratio where the numerator is the number of months he was continuously employed by the Company and the denominator is 12 and rounded up to the nearest whole number of shares.
Mr. Shah will also be eligible for certain change in control severance benefits pursuant to the Company’s form of Executive Change in Control Severance Agreement, including salary and benefits continuation and accelerated equity award vesting in certain circumstances.
The Company expects to enter into the Company’s standard form of indemnification agreement for directors and executive officers with Mr. Shah, which requires the Company to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the Company’s request.
The foregoing description of Mr. Shah’s employment terms is qualified in its entirety by reference to the full text of his offer letter, a copy of which is filed as Exhibit 10.1 attached hereto, and the terms of which are incorporated by reference herein.
Mr. Shah has no family relationships that require disclosure pursuant to Item 401(d) of Regulation S-K and has not been involved in any transactions that require disclosure pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Shah and any other person pursuant to which Mr. Shah was named Chief Operating Officer of the Company.
A copy of the press release announcing Mr. Shah as the Company’s Chief Operating Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer letter dated August 1, 2019 with Sanjay Shah
99.1	Press release of Beyond Meat, Inc. dated September 19, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Mark J. Nelson
Mark J. Nelson
Chief Financial Officer and Treasurer
Date: September 19, 2019